Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On December 17, 2021, EnPro Holdings, Inc., a direct subsidiary of EnPro Industries, Inc. (“EnPro”), completed the acquisition (the “Acquisition”) of all issued and outstanding membership interests of TCFII NxEdge LLC (“NxEdge”).

In connection with the completion of the Acquisition, EnPro amended its senior credit facilities. The amended credit agreement provides for credit facilities in the initial aggregate principal amount of $1,007.5 million, consisting of a five-year, senior secured revolving credit facility of $400.0 million (the “Revolving Credit Facility”), a $142.5 million senior secured term loan facility in replacement of the existing senior secured term loan facility, maturing September 25, 2024 (the “Term Loan A-1 Facility”), a five-year, senior secured term loan facility of $315.0 million (the “Term Loan A-2 Facility”) and a 364-day, senior secured term loan facility of $150.0 million (the “364-Day Facility” and together with the Revolving Credit Facility, the Term Loan A-1 Facility and the Term Loan A-2 Facility, the “Facilities”).  Transactions under the Facilities used to facilitate the Acquisition are referred to herein as the “Financing”.

The accompanying unaudited pro forma condensed combined financial information has been prepared to illustrate the effects of the Acquisition and the Financing. The unaudited pro forma condensed combined balance sheet as of September 30, 2021 gives effect to the Acquisition and the Financing as if they occurred on September 30, 2021. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020 and for the nine months ended September 30, 2021 give effect to the Acquisition and the Financing as if they had occurred on January 1, 2020.

The following unaudited pro forma condensed combined financial information is based on the historical audited consolidated financial statements of EnPro, appearing in EnPro’s Annual Report on Form 10-K for the year ended December 31, 2020 and the unaudited consolidated financial statements of EnPro appearing in EnPro’s Form 10-Q for the nine-month period ended September 30, 2021.  The unaudited pro forma condensed combined financial information is also based on the historical audited consolidated financial statements of NxEdge as of and for the year ended December 31, 2020 and the historical audited consolidated financial statements of NxEdge as of and for the nine-month period ended September 30, 2021 filed with this Current Report on Form 8-K/A.

The unaudited pro forma adjustments are based upon available information and certain assumptions that EnPro believes are reasonable. The pro forma adjustments and certain assumptions underlying these adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed combined financial information. In addition, the unaudited pro forma condensed combined financial information has been compiled in accordance with the accounting policies of EnPro as set out in the historical financial statements of EnPro included in its Annual Report on Form 10-K for the year ended December 31, 2020 and Form 10-Q for the nine-month period ended September 30, 2021.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 reflects certain material nonrecurring charges that resulted from the Acquisition and the Financing and will be included in EnPro’s net income (loss) within the twelve months following the Acquisition and the Financing. These items include an estimated $12.3 million of increased costs of sales expected to be incurred with the recognition of NxEdge’s inventory at net realizable value, the amortization of a $7.0 million backlog intangible asset and $2.3 million of interest expense associated with the 364-Day Facility incurred by EnPro to partially fund the Acquisition.

The unaudited pro forma condensed combined financial information is provided for illustrative purposes only and does not purport to represent what the actual consolidated results of operations or the consolidated financial position of EnPro would have been had the Acquisition and the Financing occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or financial position.

EnPro Industries, Inc. Unaudited Pro Forma Condensed Combined Balance Sheet
As of September 30, 2021
(in millions)
	EnPro Historical	NxEdge Historical Reclassed (Note 2)	Transaction Accounting Adjustments - Acquisition	Transaction Accounting Adjustments - Financing	Pro Forma Condensed Combined	Pro Forma Adjustments Reference
Current assets
Cash and cash equivalents	$330.0	$5.8	$(875.5)	$710.2	$170.5	4(a)
Accounts receivable, net	164.7	36.2	—	—	200.9
Inventories	147.8	17.9	9.5	—	175.2	4(b)
Prepaid expenses and other current assets	67.0	7.8	—	—	74.8
Total current assets	709.5	67.7	(866.0)	710.2	621.4
Property, plant and equipment, net	182.2	52.4	21.0	—	255.6	4(c)
Goodwill	606.6	59.3	293.7	—	959.6	4(d)
Other intangible assets	521.0	65.0	348.0	—	934.0	4(e)
Other assets	133.4	20.7	4.0	2.0	160.1	4(f)
Total assets	$2,152.7	$265.1	$(199.3)	$712.2	$2,930.7

Current liabilities
Current maturities of long-term debt	$3.9	$6.9	$(6.9)	$7.9	$11.8	4(g)
Short-term debt	—	—	—	149.2	149.2	4(g)
Accounts payable	75.7	8.1	—	—	83.8
Accrued expenses	142.8	7.4	2.5	—	152.7	4(h)
Total current liabilities	222.4	22.4	(4.4)	157.1	397.5
Long-term debt	485.5	52.9	(52.9)	555.1	1,040.6	4(g)
Deferred taxes and non-current income taxes payable	125.5	7.1	34.2	—	166.8	4(i)
Other liabilities	128.6	19.6	1.9	—	150.1	4(j)
Total liabilities	962.0	102.0	(21.2)	712.2	1,755.0

Redeemable non-controlling interests	50.0	—	—	—	50.0

Shareholders’ equity
Common stock	0.2	—	—	—	0.2
Additional paid-in capital	291.2	—	—	—	291.2
Capital contributions and members’ equity	—	163.1	(163.1)	—	—	4(k)
Retained earnings	852.7	—	(15.0)	—	837.7	4(l)
Accumulated other comprehensive loss	(2.2)	—	—	—	(2.2)
Common stock held in treasury, at cost	(1.2)	—	—	—	(1.2)
Total shareholders’ equity	1,140.7	163.1	(178.1)	—	1,125.7
Total liabilities and equity	$2,152.7	$265.1	$(199.3)	$712.2	$2,930.7

EnPro Industries, Inc. Unaudited Pro Forma Condensed Combined Statement of Operations
Nine Months Ended September 30, 2021
(in millions, except per share data)

	EnPro Historical	NxEdge Historical (Note 2)	Transaction Accounting Adjustments - Acquisition	Transaction Accounting Adjustments - Financing	Pro Forma Condensed Combined	Pro Forma Adjustments Reference
Net sales	$861.0	$134.4	$—	$—	$995.4
Cost of sales	525.1	76.1	1.7	—	602.9	5(a)
Gross profit	335.9	58.3	(1.7)	—	392.5
Operating expenses:
Selling, general and administrative	243.0	17.8	18.9	—	279.7	5(b)
Other	5.2	—	—	—	5.2
Total operating expenses	248.2	17.8	18.9	—	284.9
Operating income	87.7	40.5	(20.6)	—	107.6
Interest expense	(12.0)	(2.8)	2.8	(8.7)	(20.7)	5(c)
Interest income	1.8	—	—	—	1.8
Other income	18.5	3.0	—	—	21.5
Income from continuing operations before income taxes	96.0	40.7	(17.8)	(8.7)	110.2
Income tax expense	(21.1)	(3.3)	(2.3)	2.2	(24.5)	5(d)
Income from continuing operations	74.9	37.4	(20.1)	(6.5)	85.7
Less: net income attributable to redeemable non-controlling interest, net of tax	0.1	—	—	—	0.1
Net income from continuing operations attributable to EnPro Industries, Inc	$74.8	$37.4	$(20.1)	$(6.5)	$85.6

Basic earnings per share from continuing operations attributable to EnPro Industries, Inc.:	$3.63	N/A	N/A	N/A	$4.16
Average common shares outstanding	20.6	N/A	N/A	N/A	20.6

Diluted earnings per share from continuing operations attributable to EnPro Industries, Inc.:	$3.61	N/A	N/A	N/A	$4.12
Average common shares outstanding	20.8	N/A	N/A	N/A	20.8

EnPro Industries, Inc. Unaudited Pro Forma Condensed Combined Statement of Operations
Year Ended December 31, 2020
(in millions, except per share data)

	EnPro Historical	NxEdge Historical (Note 2)	Transaction Accounting Adjustments - Acquisition	Transaction Accounting Adjustments - Financing	Pro Forma Condensed Combined	Pro Forma Adjustments Reference
Net sales	$1,074.0	$176.5	$—	$—	$1,250.5
Cost of sales	698.2	108.5	14.6	—	821.3	5(a)
Gross profit	375.8	68.0	(14.6)	—	429.2
Operating expenses:
Selling, general and administrative	299.8	24.7	47.1	—	371.6	5(b)
Other	50.1	—	—	—	50.1
Total operating expenses	349.9	24.7	47.1	—	421.7
Operating income	25.9	43.3	(61.7)	—	7.5
Interest expense	(16.5)	(8.4)	6.9	(14.0)	(32.0)	5(c)
Interest income	1.6	—	—	—	1.6
Other expense	(37.8)	(1.2)	—	—	(39.0)
Income (loss) from continuing operations before income taxes	(26.8)	33.7	(54.8)	(14.0)	(61.9)
Income tax benefit (expense)	3.5	(4.9)	10.5	3.6	12.7	5(d)
Income (loss) from continuing operations	(23.3)	28.8	(44.3)	(10.4)	(49.2)
Less: net income attributable to redeemable non-controlling interest, net of tax	0.4	—	—	—	0.4
Net income (loss) from continuing operations attributable to EnPro Industries, Inc	$(23.7)	$28.8	$(44.3)	$(10.4)	$(49.6)

Basic loss per share from continuing operations attributable to EnPro Industries, Inc.	$(1.15)	N/A	N/A	N/A	$(2.42)
Average common shares outstanding	20.5	N/A	N/A	N/A	20.5

Diluted loss per share from continuing operations attributable to EnPro Industries, Inc.	$(1.15)	N/A	N/A	N/A	$(2.42)
Average common shares outstanding	20.5	N/A	N/A	N/A	20.5

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1 – Basis of Preparation

The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of SEC Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the Acquisition and the Financing (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). EnPro has elected not to present Management’s Adjustments and is presenting only Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information. The adjustments presented in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary to assist in understanding the post-combination company.

The unaudited pro forma condensed combined balance sheet has been prepared by combining EnPro’s and NxEdge’s balance sheets as of September 30, 2021 and applying the pro forma adjustments described below.

The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2021 and year ended December 31, 2020 have been prepared by combining EnPro’s unaudited results for the nine months ended September 30, 2021 and NxEdge’s audited results for the nine months ended September 30, 2021 and the audited results of EnPro and NxEdge for the year ended December 31, 2020 and applying the pro forma adjustments to each period described below.

EnPro and NxEdge’s historical financial statements were prepared in accordance with U.S. GAAP and presented in U.S. dollars.

The unaudited pro forma adjustments have been prepared as if the Acquisition and the Financing occurred on September 30, 2021 in the case of the unaudited pro forma condensed combined balance sheet and on January 1, 2020 in the case of the unaudited pro forma condensed combined statements of operations. The historical consolidated financial information has been adjusted in the unaudited pro forma condensed combined financial statements in accordance with Article 11 of Regulation S-X as amended by the final rule, Release 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” The pro forma adjustments are based on currently available information and certain estimates and assumptions, and therefore the actual effect of the Acquisition and the Financing will differ from the pro forma adjustments.

The accounting policies followed in preparing the unaudited pro forma condensed combined financial information are those used by EnPro as set forth in its historical financial statements. The unaudited pro forma condensed combined financial information reflects any adjustments known at this time to conform NxEdge’s historical financial information to EnPro’s significant accounting policies described in the Transaction Accounting Adjustments for the Acquisition in Note 4 below. A more comprehensive comparison and assessment will occur, which may result in additional differences identified.

EnPro management believes that the assumptions used provide a reasonable basis for presenting the significant effects of the Acquisition and the Financing, and that the pro forma adjustments in the unaudited pro forma condensed combined financial information give appropriate effect to the assumptions.

Note 2 - NxEdge Reclassification Adjustments

During the preparation of the unaudited pro forma condensed combined financial information, management performed a preliminary analysis of NxEdge’s financial information to identify differences in accounting policies as compared to those of EnPro and differences in financial statement presentation as compared to the presentation of EnPro. With the information currently available, EnPro has determined that there are certain accounting policy differences that have been adjusted for on the unaudited pro forma condensed combined financial information and described in the transaction accounting adjustments for the Acquisition in Note 4 below. In addition, certain reclassification adjustments have been made to conform NxEdge’s historical financial statement presentation to EnPro’s financial statement presentation. Subsequent to the Acquisition, the combined company will finalize the review of accounting policies and reclassifications, which could be different from the amounts set forth in the unaudited pro forma condensed combined financial information presented herein.

A)
Refer to the table below for a summary of reclassification adjustments necessary to align the historical NxEdge financial statement presentation with the condensed EnPro financial statement presentation included in the unaudited pro forma condensed combined financial information as of September 30, 2021 (in millions):

	NxEdge Historical	Reclassification		NxEdge Historical Reclassed
Current assets
Cash and cash equivalents	$5.8	$—		$5.8
Accounts receivable, net	36.2	—		36.2
Inventories	17.9	—		17.9
Prepaid expenses and other current assets	2.7	5.1	(i)	7.8
Assets held for sale	5.1	(5.1)	(i)	—
Total current assets	67.7	—		67.7
Property, plant and equipment, net	52.4	—		52.4
Goodwill	59.3	—		59.3
Other intangible assets	65.0	—		65.0
Other assets	0.4	20.3	(ii)	20.7
Operating right-of-use asset	20.3	(20.3)	(ii)	—
Total assets	$265.1	$—		$265.1

Current liabilities
Current maturities of long-term debt	$6.9	$—		$6.9
Accounts payable	8.1	—		8.1
Accrued expenses	7.4	—		7.4
Total current liabilities	22.4	—		22.4
Long-term debt	52.9	—		52.9
Other liabilities	—	19.6	(iii)	19.6
Deferred tax liability	7.1	—		7.1
Long-term lease liability	19.6	(19.6)	(iii)	—
Total liabilities	102.0	—		102.0

Capital contributions and members’ equity	163.1	—		163.1
Total liabilities and equity	$265.1	$—		$265.1

(i)	To reclassify $5.1 million of “Assets held for sale” to “Prepaid expenses and other current assets”.
(ii)	To reclassify $20.3 million of “Operating right-of-use asset” to “Other assets”.
(iii)	To reclassify $19.6 million of “Long-term lease liability” to “Other liabilities”.

B)	There were no reclassification entries required to conform the NxEdge statements of operations to the EnPro presentation.

Note 3 - Purchase Price and Purchase Price Allocation

On December 17, 2021, EnPro completed the Acquisition.  The Acquisition was paid for with $856.6 million in cash, net of $5.8 million cash acquired.  There is a working capital adjustment included in the cash purchase price which is subject to change based on final agreement between the parties.

The purchase price allocation was prepared using the acquisition method of accounting in accordance with Accounting Standards Codification 805, Business Combinations (“ASC 805”), with all assets acquired and liabilities assumed recognized and measured at their assumed acquisition date fair value (as defined in Accounting Standards Codification 820, Fair Value Measurement) and transaction costs expensed as incurred. The excess of purchase price over the fair value of assets acquired and liabilities assumed is allocated to goodwill.  The preliminary purchase price was allocated using NxEdge’s September 30, 2021 balance sheet as follows:

(in millions)
Accounts receivable	$36.2
Inventories	27.4
Property, plant and equipment	73.4
Goodwill	353.0
Other intangible assets	413.0
Other acquired assets	32.5
Deferred income taxes	(41.3)
Liabilities assumed	(37.6)
Preliminary fair value of net assets acquired	$856.6

The preliminary estimates above are based on the data available to EnPro and may change upon completion of the final purchase price allocation. Any change in the estimated fair value of the assets and liabilities acquired will have a corresponding impact on the amount of the goodwill. A change in the amount of property, plant, and equipment and other identifiable intangible assets will have a direct impact on the amount of amortization and depreciation expense recorded in future periods. The impact of any changes in the purchase price allocation may have a material impact on the amounts presented in this unaudited pro forma condensed combined financial information and in future periods.

There were $15.0 million of EnPro transaction fees that were expensed in accordance with ASC 805 guidance.  Of these fees, $13.1 million were paid as of the closing date of the Acquisition and $1.9 million remained unpaid.

Note 4 - Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet

(a)	Reflects the adjustments to cash and cash equivalents, prepared as if the Acquisition and the Financing had occurred on September 30, 2021 (in millions):

Cash consideration transferred (see Note 3)	$(862.4)
Payment of transaction fees and expenses (i)	(13.1)
Transaction accounting adjustment - Acquisition	(875.5)

Funds from borrowing under Revolving Credit Facility	250.0
Funds from borrowing under Term Loan A-2 Facility	315.0
Funds from borrowing under 364-Day Facility	150.0
Payment of debt issue costs	(4.8)
Transaction accounting adjustment - Financing	710.2
Total transaction accounting adjustments	$(165.3)
(i)	These costs consist of legal advisory, financial advisory, accounting and consulting costs.

(b)
Reflects the preliminary purchase accounting adjustment for inventories based on the acquisition method of accounting, prepared as if the Acquisition and the Financing had occurred on September 30, 2021 (in millions):

Fair value of acquired inventories	$27.4
Elimination of NxEdge inventories - carrying value	(17.9)
Transaction accounting adjustment - Acquisition	$9.5

The $9.5 million transaction accounting adjustment represents the adjustment of acquired inventories to their preliminary estimated fair value and consists of a $12.3 million step-up in fair value reduced by a $2.8 million accounting policy adjustment for obsolescence reserves to conform the NxEdge policy with the EnPro policy.  After the closing, the step-up in inventories to fair value will increase the cost of sales as the inventories are sold, which is assumed to occur within the first year after the Acquisition.

(c)
Reflects the preliminary purchase accounting adjustment for property, plant and equipment based on the acquisition method of accounting, prepared as if the Acquisition and the Financing had occurred on September 30, 2021 (in millions):

Fair value of acquired property, plant and equipment	$73.4
Elimination of NxEdge property, plant and equipment - carrying value	(52.4)
Transaction accounting adjustment - Acquisition	$21.0

(d)
Reflects the recognition of the estimate of goodwill for the purchase price consideration in excess of the fair value of net assets acquired and the elimination of NxEdge’s goodwill.  Refer to Note 3 for additional information on the goodwill expected to be recognized as of the acquisition date.  This is prepared as if the Acquisition and the Financing had occurred on September 30, 2021 (in millions):

Fair value of acquired goodwill	$353.0
Elimination of NxEdge goodwill - carrying value	(59.3)
Transaction accounting adjustment - Acquisition	$293.7

(e)
Reflects the preliminary purchase accounting adjustment for other intangible assets based on the acquisition method of accounting, prepared as if the Acquisition and the Financing had occurred on September 30, 2021:

	Preliminary Fair Value	Estimated Useful Life
	(in millions)	(in years)
Existing technology	$306.0	13
Customer relationships	72.0	20
Trademarks	28.0	10
Backlog	7.0	1
Fair value of acquired identifiable intangible assets	413.0
Elimination of NxEdge intangible assets - carrying value	(65.0)
Transaction accounting adjustment - Acquisition	$348.0

(f)	Reflects the adjustments to other assets, prepared as if the Acquisition and the Financing had occurred on September 30, 2021 (in millions):

Fair value of the acquired lease right-of-use assets	$24.3
Elimination of NxEdge lease right-of-use assets - carrying value	(20.3)
Transaction accounting adjustment - Acquisition	4.0

Debt issuance costs incurred associated with the Revolving Credit Facility	2.0
Transaction accounting adjustment - Financing	2.0
Total transaction accounting adjustments	$6.0

The $4.0 million lease transaction accounting adjustment represents the remeasurement of the NxEdge right-of-use asset to equal the remeasured lease liability as adjusted to reflect $0.1 million favorable terms of the leases when compared to market terms.

(g)	Reflects the adjustments to the debt balances, prepared as if the Acquisition and the Financing had occurred on September 30, 2021:

	Current Maturities of Long-Term Debt	Short-Term Debt	Long-Term Debt
		(in millions)
Revolving Credit Facility	$—	$—	$250.0	(i)
Term Loan A-2 Facility, net of $2.0 million of debt issuance costs	7.9	—	305.1
364-Day Facility, net of $0.8 million of debt issuance costs	—	149.2	—
Transaction accounting adjustment - Financing	7.9	149.2	555.1

Elimination of NxEdge debt not assumed	(6.9)	—	(52.9)
Transaction accounting adjustment - Acquisition	(6.9)	—	(52.9)
Total transaction accounting adjustments	$1.0	$149.2	$502.2

(i)	Of the $400.0 million available on the Revolving Credit Facility, $250.0 million was drawn to fund the Acquisition.

(h)	Reflects the adjustments to accrued expenses, prepared as if the Acquisition and the Financing had occurred on September 30, 2021 (in millions):

Fair value of the acquired current lease liabilities	$2.9
Elimination of NxEdge current lease liabilities - carrying value	(2.3)
Unpaid EnPro transaction fees and expenses as of the Acquisition date	1.9
Transaction accounting adjustment - Acquisition	$2.5

The above adjustment to lease liabilities reflects the remeasurement of the NxEdge lease liabilities at the present value of the remaining lease payments, as if the acquired leases were new leases of EnPro as of the Acquisition date.

(i)
Reflects the change in deferred tax liabilities resulting from adjustments to tangible and intangible assets and is based on management’s preliminary estimates of fair value, prepared as if the Acquisition and the Financing had occurred on September 30, 2021 (in millions):

Fair value of the acquired deferred tax liabilities	$41.3
Elimination of NxEdge deferred tax liabilities	(7.1)
Transaction accounting adjustment - Acquisition	$34.2

(j)
Reflects the preliminary purchase accounting adjustment for other liabilities based on the acquisition method of accounting, prepared as if the Acquisition and the Financing had occurred on September 30, 2021 (in millions):

Fair value of the acquired noncurrent lease liabilities	$21.5
Elimination of NxEdge noncurrent lease liabilities - carrying value	(19.6)
Transaction accounting adjustment - Acquisition	$1.9

The above adjustment to lease liabilities reflects the remeasurement of the NxEdge lease liabilities at the present value of the remaining lease payments, as if the acquired leases were new leases of EnPro as of the Acquisition date.

(k)	Reflects the impact of eliminating historical equity balances of NxEdge as of September 30, 2021.

(l)	Reflects the recognition of $15.0 million of transaction costs incurred as of the Acquisition date, but not recorded as of September 30, 2021.

Note 5 - Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Operations

(a)	Reflects the impact of the following transactions on cost of sales assuming the Acquisition and the Financing occurred on January 1, 2020 (in millions):

	Nine Months Ended September 30, 2021	Year ended December 31, 2020
Depreciation expense on property, plant and equipment	$7.0	$8.9
Elimination of historical NxEdge depreciation expense	(5.3)	(6.6)
Recognition of Acquisition date step-up in inventory	—	12.3
Transaction accounting adjustment - Acquisition	$1.7	$14.6

(b)	Reflects the impact of the following transactions on selling, general and administrative expenses assuming the Acquisition and the Financing occurred on January 1, 2020 (in millions):

	Nine Months Ended September 30, 2021	Year ended December 31, 2020
Depreciation expense on property, plant and equipment	$1.3	$1.6
Elimination of historical NxEdge depreciation expense	(1.0)	(1.2)
Amortization of acquired identifiable intangible assets	22.5	36.9
Elimination of historical NxEdge amortization of intangible assets	(3.9)	(5.2)
Recognition of EnPro transaction fees and expenses associated with the Acquisition	—	15.0
Transaction accounting adjustment - Acquisition	$18.9	$47.1

(c)	Reflects the impact of the following transactions on interest expense assuming the Acquisition and the Financing occurred on January 1, 2020 (in millions):

	Nine Months Ended September 30, 2021	Year Ended December 31, 2020
Increased interest on Revolving Credit Facility	$(3.5)	$(4.6)
Increased interest on Term Loan A-2 Facility	(4.2)	(5.8)
Increased interest on 364-Day Facility	—	(2.3)
Increased amortization of debt issuance costs	(1.0)	(1.3)
Transaction accounting adjustment - Financing	(8.7)	(14.0)
Elimination of historical NxEdge interest expense	2.8	8.4
Write-off of historical NxEdge unamortized debt issuance costs	—	(1.5)
Transaction accounting adjustment - Acquisition	2.8	6.9
Total transaction accounting adjustments	$(5.9)	$(7.1)

A sensitivity analysis on interest expense has been performed to assess the effect of a 12.5 basis point change of the hypothetical interest on the Financing.  The following table shows the change in interest expense assuming this change (in millions):

	Nine Months Ended September 30, 2021	Year Ended December 31, 2020
Interest expense assuming increase of 0.125%	$0.5	$0.9
Interest expense assuming decrease of 0.125%	$(0.5)	$(0.9)

(d)
To reflect the income tax effect of pro forma pre-tax adjustments and record incremental estimated income tax expense on NxEdge earnings that were previously not taxed due to their LLC business structure utilizing the estimated statutory tax rate of 25.6%.